UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2010

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 921-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 7, 2007, 385,400 shares of restricted stock ("RSAs") were awarded to professional staff by GAMCO Investors, Inc. ("GAMCO").  In accordance with the terms of the RSA grant, thirty percent (30%) of the award was scheduled to vest on December 7, 2010, and the remaining seventy percent (70%) was scheduled to vest on December 7, 2012.  Currently 315,600 RSAs are outstanding for this grant as the remainder have been forfeited by departed staff.

The Board of Directors of GAMCO has approved the acceleration of the vesting of the seventy percent (70%) tranche to December 7, 2010.  Accordingly, it is anticipated that 220,920 RSAs will accelerate vesting by two years.  Because of the acceleration, compensation amortization expense of $5.5 million will be recorded in the fourth quarter of 2010 that would have been recorded in 2011 and 2012.  This will reduce earnings per diluted share by $0.11 in the 4th quarter of 2010 after management fee and income taxes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Jeffrey M. Farber

Jeffrey M. Farber
Executive Vice President and Chief Financial Officer

Date:	November 9, 2010